UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2016

OASIS PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-9500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Williston Basin Acquisition

On October 17, 2016, Oasis Petroleum Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with SM Energy Company (“SM Energy”). Pursuant to the Purchase Agreement, the Company will acquire from SM Energy approximately 55,000 net acres in the Williston Basin (the “Williston Basin Acquisition”) for a purchase price of approximately $785 million in cash (the “Purchase Price”). The Company will pay to SM Energy a deposit of approximately $78.5 million contemporaneously with the execution of the Purchase Agreement. The effective date for the acquisition is October 1, 2016 and the transaction is expected to close on December 1, 2016. The transaction is subject to customary closing conditions. The Purchase Agreement contains customary representations and warranties, covenants, indemnification, and termination provisions. The Purchase Agreement contains various purchase price adjustments to be calculated as of the closing date. The Company expects to partially fund the Purchase Price with the net proceeds from an equity offering and the remainder with borrowings under the Company’s revolving credit facility or through additional capital markets transactions, including the sale of debt or equity securities.

The assets underlying the Acquisition consist of working interests in approximately 55,000 net acres, and the Company estimates that the acres contain approximately 226 gross operated drilling locations. The following table provides detail on key operational highlights for the Company and the acquisition:

	Oasis Stand-Alone	Acquisition	Pro Forma Combined
Net acreage (1)	485,000	55,000	540,000

Gross Core Op Inventory Estimate (2)	554	130	684

Net Core Op Inventory Estimate (2)	333	68	401

Total Net Core Inventory Estimate (2)	333	92	425

(1) The Company’s net acreage is as of December 31, 2015.

(2) The Company’s Stand-Alone inventory is based on year-end 2015 drilling locations, adjusted for wells expected to be completed in 2016. Acquisition inventory is based on similar methodology that the Company used at year-end 2015 on its own inventory.

The Company cannot assure you that it will complete the Acquisition on the terms contemplated in this Current Report on Form 8-K or at all.

3rd Quarter 2016 Update

The Company’s management has prepared the summary preliminary financial data below based on the most current information available to management. The Company’s normal closing and financial reporting processes with respect to the summary preliminary financial data for the three months ended September 30, 2016 have not been fully completed. As a result, the Company’s actual financial results could be different from these summary preliminary financial data, and any differences could be material. The Company’s independent registered public accounting firm has not performed review procedures with respect to the summary preliminary financial data provided below, nor have they expressed any opinion or provided any other form of assurance on the data. The summary preliminary financial data below has been prepared on a basis consistent with the Company’s unaudited condensed consolidated financial statements for the three months ended June 30, 2016. This summary is not intended to be a comprehensive statement of the Company’s unaudited financial results for this period. The results of operations for an interim period, including the summary preliminary financial data provided below, may not give a true indication of the results to be expected for a full year or any future period.

The Company’s average daily production rate for the third quarter of 2016 was 48,509 barrels of oil equivalent per day (“Boepd”) (approximately 81% oil). The Company completed and placed on production 17 gross (7.1 net) wells during the third quarter of 2016. As of September 30, 2016, the Company had 80 gross wells awaiting completion. Capital expenditures ranged between $76 million and $81 million for the third quarter of 2016.

The following table provides the Company’s preliminary estimates for oil prices and differentials and natural gas prices for the third quarter of 2016:

3Q16
WTI (NYMEX)	$44.94
Realized Price for Oil	$40.50 - $40.60
Natural Gas ($ per mcf)	$1.80 - $1.90

During the third quarter of 2016, the Company had net cash settlement receipts from derivative instruments of $11.8 million in the third quarter of 2016, including receipts from contract settlements in June 2016, July 2016 and August 2016. The Company’s derivative instruments do not qualify for and were not designated as hedging instruments for accounting purposes.

The following table provides the Company’s preliminary expense estimates for the third quarter of 2016:

Metric	3Q16
Lease Operating Expenses ($/boe)	$7.95 - $8.05
Marketing, Transportation and Gathering Expenses (1)	$1.55 - $1.65
General and Administrative Expenses ($ in millions)	$22.7 - $22.9
Production Taxes (% of oil and gas revenues)	9.2% - 9.3%

1) Excludes non-cash valuation charges on pipeline imbalances and bulk oil purchase.

Liquidity and Long Term Debt

As of September 30, 2016, the Company had total cash and cash equivalents of $13.8 million. In addition, the Company had $195.0 million of borrowings and $12.3 million of outstanding letters of credit issued under the Company’s revolving credit facility, resulting in an unused borrowing base capacity of $942.7 million as of September 30, 2016.

On September 28, 2016, the Company completed its tender offers to repurchase certain outstanding senior unsecured notes and on September 29, 2016, the underwriters of the Company’s offering of 2.625% senior unsecured convertible notes due 2023 (“Convertible Notes”) exercised the full over-allotment option to purchase an additional $25 million of Convertible Notes. The Company’s long-term debt consists of the following:

($ in millions)	September 30, 2016	December 31, 2015
Senior secured revolver line of credit (1)	$195.0	$138.0
Senior unsecured notes (2)
7.25% senior unsecured notes due 2019	$54.3	$400.0
6.5% senior unsecured notes due 2021	$395.5	$400.0
6.875% senior unsecured notes due 2022	$937.1	$1,000.0
6.875% senior unsecured notes due 2023	$366.1	$400.0
2.625% senior unsecured convertible notes due 2023	$300.0	-

Total long-term debt	$2,248.0	$2,338.0

(1) As of October 17, 2016, the Company had $312.0 million of borrowings outstanding under its revolving credit facility and had $12.3 million of outstanding letters of credit issued under its revolving credit facility

(2) Excludes deferred financing costs for the senior unsecured notes and the debt discount for the equity component of the Convertible Notes.

Hedging Activity

As of October 17, 2016, the Company had the following outstanding commodity derivative contracts, all of which are priced off of WTI and settle monthly:

Volume in Mbopd	3Q16	4Q16	1H17	2H17	1H18	2H18
Swap
Volume	32.0	33.0	15.0	13.0	3.0	2.0
Price	$49.13	$49.20	$48.19	$48.68	$53.97	$53.99
Collars
Volume	-	-	5.0	5.0	-	-
Floor			$44.00	$44.00
Ceiling			$53.14	$53.14
3-way
Volume	-	-	6.0	6.0	-	-
Sub Floor			$31.67	$31.67
Floor			$45.83	$45.83
Ceiling			$59.94	$59.94
Total Volume	32.0	33.0	26.0	24.0	3.0	2.0

Additionally, the Company has swaps priced off of NYMEX Natural Gas of 6,000 mmbtu/d at a weighted average price of $3.21 in 2017.

Credit Agreement Amendment

On October 14, 2016, the Company entered into an amendment to its Second Amended and Restated Credit Agreement with its bank syndicate (the “Amendment”) in connection with the scheduled redetermination of the Company’s borrowing base. Following the redetermination, the borrowing base and elected commitments were reaffirmed at $1,150 million. The next redetermination of the Company’s borrowing base is scheduled for April 1, 2017.

The foregoing description of the Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition

On October 18, 2016, the Company issued a press release announcing the Williston Basin Acquisition. The press release contained certain information regarding its results of operations for the quarter ended September 30, 2016. A copy of the news release is attached hereto as Exhibit 99.1.

The information furnished in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K concerning the Amendment is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On October 18, 2016, the Company issued a press release announcing the execution of the Purchase and Sale Agreement related to the Williston Basin Acquisition, select operational and preliminary financial results from the third quarter of 2016, and the completion of the regular semi-annual redetermination of the borrowing base by the lenders under the Company’s revolving credit agreement. The press release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Purchase and Sale Agreement, dated October 17, 2016, between the Company and SM Energy Company.

10.1	Seventh Amendment to Second Amended and Restated Credit Agreement dated as of October 14, 2016 among Oasis Petroleum Inc., as Parent, Oasis Petroleum North America LLC, as Borrower, the Other Credit Parties party thereto, Wells Fargo Bank, N.A., as Administrative Agent and the Lenders party thereto.

99.1	Press Release dated October 18, 2016.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: October 18, 2016	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1*	Purchase and Sale Agreement, dated October 17, 2016, between the Company and SM Energy Company.

10.1	Seventh Amendment to Second Amended and Restated Credit Agreement dated as of October 14, 2016 among Oasis Petroleum Inc., as Parent, Oasis Petroleum North America LLC, as Borrower, the Other Credit Parties party thereto, Wells Fargo Bank, N.A., as Administrative Agent and the Lenders party thereto.

99.1	Press Release dated October 18, 2016.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.